Fresh Del Monte Produce Inc.
FOR IMMEDIATE RELEASE

Fresh Del Monte Produce Inc. Reinstates Share Repurchase Program

Coral Gables, Fla. - May 7, 2020 - Fresh Del Monte Produce Inc. (the “Company”), announced today that the Company has reinstated its share repurchase program, and that its Board of Directors has authorized the Company to repurchase its common shares. Today’s announcement reflects the confidence the Company has in its long-term performance and its belief that it can successfully execute its strategy.

About Fresh Del Monte Produce Inc.
Fresh Del Monte is one of the world’s leading vertically integrated producers, marketers and distributors of high-quality fresh and fresh-cut fruit and vegetables, as well as a leading producer and distributor of prepared food in Europe, Africa and the Middle East. Fresh Del Monte markets its products worldwide under the DEL MONTE® brand (under license from Del Monte Foods, Inc.), a symbol of product innovation, quality, freshness and reliability for over 125 years. The Company also markets its products under the MANNTM brand and other related trademarks. Fresh Del Monte Produce Inc. is not affiliated with certain other Del Monte companies around the world, including Del Monte Foods, Inc., the U.S. subsidiary of Del Monte Pacific Limited, Del Monte Canada, or Del Monte Asia Pte. Ltd.

Forward-looking Information
This press release contains certain forward-looking statements regarding the intent, beliefs or current expectations of the Company or its officers with respect to the Company’s plans and future performance, including the statement regarding the Company’s long-term performance and ability to successfully execute its strategy. In this press release, these statements are preceded by, followed by or include the words “believes”, “expects”, “anticipates” or similar expressions with respect to various matters.  It is important to note that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Fresh Del Monte’s actual plans and performance may differ materially from those in the forward-looking statements as a result of various factors, including (i) the impact of the COVID-19 outbreak on our business, suppliers, customers, consumers, employees, and communities, (ii) disruptions or inefficiencies in our operations or supply chain, including any impact of the COVID-19 outbreak, (iii) the duration and spread of the pandemic and related government restrictions and our ability to maintain the safety of our workforce, (iv) our ability to successfully execute our plan to stabilize our core business, diversify our business and transform our business to a value-added business, (v) the impact of governmental trade restrictions, including adverse governmental regulation that may impact our ability to access certain markets such as uncertainty surrounding the withdrawal of the United Kingdom from the European Union (often referred as Brexit), including spillover effects to other Eurozone countries, (vi) our anticipated cash needs in light of our liquidity and the impact of COVID-19 on our liquidity, (vii) the continued ability of our distributors and suppliers to have access to sufficient liquidity to fund their operations, (viii) trends and other factors affecting our financial condition or results of operations from period to period, including changes in product mix, consumer preferences or consumer demand for branded products such as ours; anticipated price and expense levels; the impact of crop disease, such as vascular diseases, one of which is known as Tropical Race 4, or TR4 (also known as Panama Disease), which can destroy banana crops and was recently discovered in Latin America banana plantations, severe weather conditions, such as flooding, or natural disasters, such as earthquakes, on crop quality and yields and on our ability to grow, procure or export our products; our ability to improve our existing quarantine policies and other prevention strategies, as well as find contingency plans, to protect our and our suppliers’ banana crops from vascular diseases; disruptions or issues that impact our production facilities or complex logistics network; the impact of prices for petroleum-based products and packaging materials; and the availability of sufficient labor during peak growing and harvesting seasons, (ix) the impact of pricing and other actions by our competitors, particularly during periods of low consumer confidence and spending levels, (x) the impact of foreign currency fluctuations, (xi) our plans for expansion of our business (including through acquisitions) and cost savings, (xii) our ability to successfully integrate acquisitions into our operations, (xiii) the impact of impairment or other charges associated with exit activities, crop or facility damage or otherwise, (xiv) the timing and cost of resolution of pending and future legal and environmental proceedings or investigations, (xv) the impact of changes in tax accounting or tax laws (or interpretations thereof), and the impact of settlements of adjustments proposed by the Internal Revenue Service or other taxing authorities in connection with our tax audits, (xvi) the cost and other implications of changes in regulations applicable to our business, including potential legislative or regulatory initiatives in the United States or elsewhere directed at
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Fresh Del Monte Produce Inc.

mitigating the effects of climate change, (xvii) damage to our reputation or brand names or negative publicity about our products, (xviii) exposure to product liability claims and associated regulatory and legal actions, product recalls, including the continuing impact of the 2019 Mann packing recall, or other legal proceedings relating to our business and (xix) our ability to successfully manage the risks associated with international operations. All forward-looking statements in this press release are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements. The Company’s plans and performance may also be affected by the factors described in Item 1A. - “Risk Factors” in Fresh Del Monte Produce Inc.’s Quarterly Report on Form 10-Q for the quarter ended March 27, 2020 and its Annual Report on Form 10-K for the year ended December 27, 2019, along with other reports that the Company has on file with the Securities and Exchange Commission.

Contacts:
Andrea Beron Hoyos
305-520-8451
aberon@freshdelmonte.com

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